EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated June 11, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of American Science and Engineering Inc. for the year ending March 31, 2008, and all references to our Firm included in or made part of this registration statement on Form S-8.

/s/Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.

July 25, 2008
Boston, Massachusetts